Report of Ernst & Young LLP, Independent Auditors

To the Board of Trustees of State Street Institutional Investment Trust and Shareholders of State Street Equity 500 Index Fund:

We have audited the accompanying statement of assets and liabilities of the State Street Equity 500 Index Fund (one of the funds constituting State Street Institutional Investment Trust)(the Fund) as of December 31, 2001, and the related statement of operations, the statement of changes in net assets, and the financial highlights for the period from April 18, 2001 (commencement of operations) to December 31, 2001. These financial statements and financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights. Our procedures included confirmation of securities owned as of December 31, 2001, by correspondence with the custodian and brokers, or other appropriate auditing procedures where replies from the brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the State Street Equity 500 Index Fund at December 31, 2001, the results of its operations, the changes in its net assets, and the financial highlights for the period from April 18, 2001 to December 31, 2001, in conformity with accounting principles generally accepted in the United States.




Boston, Massachusetts
February 08, 2002